UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2008, Virgin Mobile USA, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) describing the Sixth Amendment (the “Sixth Amendment”) and the Seventh Amendment (the “Seventh Amendment” and, together with the Sixth Amendment, the “Amendments”) to the Amended and Restated PCS Services Agreement dated October 16, 2007 (as amended from time to time, the “PCS Services Agreement”) between the Virgin Mobile USA, L.P. and Sprint Spectrum, L.P., an affiliate of Sprint Nextel Corporation (“Sprint Nextel”), pursuant to which the Company and Sprint Nextel amended certain terms of the PCS Services Agreement.

The Company is filing this Form 8-K/A to amend the Original 8-K by replacing each of the Amendments that were attached thereto as Exhibits 10.1 and 10.2 with the versions of the Amendments attached hereto as Exhibits 10.1 and 10.2. The attached versions of the Amendments have been revised to disclose additional information previously omitted in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission.

Certain portions of the Amendments remain omitted in accordance with a request for confidential treatment that the Company has submitted to the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Item 9.01 of the Original 8-K is hereby amended and restated in its entirety as follows.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Sixth Amendment to Amended and Restated PCS Services Agreement (as amended, supplemented or otherwise modified from time to time), dated December 22, 2008 by and between Virgin Mobile USA, Inc. and Sprint Spectrum L.P.

10.2*	Seventh Amendment to Amended and Restated PCS Services Agreement (as amended, supplemented or otherwise modified from time to time), dated December 22, 2008 by and between Virgin Mobile USA, Inc. and Sprint Spectrum L.P.

*	Certain portions have been omitted in accordance with a request for confidential treatment that the Company has submitted to the Securities and Exchange Commission. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: March 13, 2009	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel